Exhibit 10.2

FIRST AMENDMENT TO

MERGER AND MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO MERGER AND MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”) is made and effective as of May 13, 2021 by and between Sammartino Investments LLC, a Delaware limited liability company (“Seller”) and Jushi Inc, a Delaware corporation (“Buyer”). All capitalized terms used but not otherwise defined in this Amendment shall have the meaning provided in the Agreement (defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Merger and Membership Interest Purchase Agreement (the “Agreement”), dated as of April 16, 2021, by and among Buyer, Seller, Jushi MA, Inc., a Massachusetts corporation, Nature’s Remedy of Massachusetts, Inc., a Massachusetts corporation (“NRM”), McMann LLC, a Massachusetts limited liability company, (“McMann”), Valiant Enterprises, LLC, a Massachusetts limited liability company (“Valiant”, and together with McMann, each a “Company”) and certain other parties;

WHEREAS, pursuant to Section 9(a)(vi) of the Agreement, Buyer’s obligation to consummate the Transactions set forth in the Agreement is conditioned on Buyer’s satisfaction with its due diligence of Seller, NRM and each Company in Buyer’s sole discretion, provided that the condition shall be deemed to have been satisfied unless Buyer terminates the Agreement within thirty (30) days following the Effective Date;

WHEREAS, the parties desire to enter into this Amendment to amend the Agreement as set forth herein;

WHEREAS, pursuant to Section 13(j) of the Agreement, except for certain amendments to Section 8(g), any provision of the Agreement may be amended by Buyer and Seller if such amendment is in writing and duly executed by Buyer and Seller; and

WHEREAS, this Amendment does not amend Section 8(g) of the Agreement.

NOW, THEREFORE, based on the mutual promises provided herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

AGREEMENT

1.            Extension of Due Diligence Period. Section 9(a)(vi) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(vi) Buyer shall be satisfied with its due diligence of Seller, NRM and each Company in Buyer’s sole discretion, provided that this condition shall be deemed to have been satisfied unless Buyer terminates this Agreement prior to 12:01am Eastern Daylight Time on Tuesday, May 25, 2021”

2.	Miscellaneous.

a.            Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

b.            Ratification. Except to the extent expressly modified by this Amendment, the parties reconfirm and ratify the Agreement and the confirm that the Agreement has remained in full force and effect, to the extent set forth therein, since the date of its execution.

c.            No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.

d.            Counterparts. This Amendment and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

JUSHI INC

By:	/s/ Jon Barack
Name: Jon Barack
Title: Co-President

SAMMARTINO INVESTMENTS LLC

By:	/s/ Robert Carr
Name: Robert Carr
Title: Manager